UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	November 24, 2020

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 W. Franklin Street, P.O. Box 638	Elkhart,	Indiana	46515
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s Telephone Number, including area code	(574)	294-7511

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	PATK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On November 24, 2020, Patrick Industries, Inc. (the “Company” or “Patrick”) issued a press release announcing that it has appointed Jacob R. Petkovich as its Executive Vice President of Finance, Chief Financial Officer (“CFO”), and Treasurer (the “Executive”), effective November 24, 2020 (the “Effective Date”), replacing John A. Forbes, who is serving as Interim Chief Financial Officer. Mr. Forbes will remain a member of Patrick's Board of Directors.

Prior to his appointment, Mr. Petkovich, age 46, had served as Managing Director in the Leveraged Finance Group of Wells Fargo Securities and predecessor Wachovia Securities from 2004 to 2020, performing in various senior leadership roles responsible for leading, underwriting, structuring and arranging financing solutions to support issuers’ access to the capital markets for acquisition financings, recapitalizations, refinancings and restructurings. Prior to his banking and finance career, Mr. Petkovich served as an infantry officer in the United States Army from 1995 to 2002, leading soldiers in both domestic and overseas deployment assignments. Mr. Petkovich earned a BA in Accounting from Washington and Jefferson College and an MBA with a concentration in finance from the College of William and Mary.

In connection with Mr. Petkovich’s appointment as CFO, the Company and Mr. Petkovich entered into an Employment Agreement on November 24, 2020 (the “Employment Agreement”), which provides that Mr. Petkovich will report to Patrick’s Chief Executive Officer, perform such duties as are assigned or delegated to him by the Chief Executive Officer and devote his entire business time to the Company. Executive’s employment term will continue to January 31, 2024 unless terminated earlier by either party in accordance with the Employment Agreement. Pursuant to the Employment Agreement, Mr. Petkovich is entitled to: (i) an annual base salary of $425,000, (ii) participate in the Company’s employee benefit plans as they are generally available to the Company’s employees, (iii) participate in the Company’s annual performance bonus, and (iv) participate in the Company’s equity incentive plan. Additionally Mr. Petkovich will be granted the following equity incentive plan awards upon his start date (the “Equity Plan Awards”): (a) 5,000 restricted stock units (“RSUs”) that will vest on January 26, 2021; (b) a total of 20,000 RSUs, of which 4,000 RSUs are time-based and 16,000 RSUs are performance-based in alignment with the Company’s Executive Long-Term Incentive Program target. The time-based RSUs will vest pro-rata over three years for fiscal years ending December 31, 2021, 2022, and 2023 and the performance-based RSUs will vest pro-rata over three years based on the meeting of the Company’s performance targets for fiscal years ending December 31, 2021, 2022, and 2023; and (c) 30,000 stock options to purchase common stock of the Company that will vest in 35%, 35%, and 30% increments on May 14, 2021, 2022, and 2023, respectively. The Equity Plan Awards will be issued upon Mr. Petkovich’s commencement of employment (the “Grant Date”), and the stock options included in the Equity Plan Awards will have an exercise price equal to the fair value of the Company’s common stock on the Grant Date. The Equity Plan Awards have been approved by the Company’s Board of Directors and the Compensation Committee of the Board of Directors. The Equity Plan Awards will be issued under the Company’s 2009 Omnibus Incentive Plan.

The Employment Agreement contains provisions for termination with and without cause, and restrictive covenants and confidentiality provisions.

The foregoing description of Mr. Petkovich’s offer letter is qualified in its entirety by reference to the full text of the Employment Agreement, which is incorporated herein and attached hereto as Exhibit 10.1.

There is no arrangement or understanding between Mr. Petkovich and any other persons pursuant to which Mr. Petkovich was selected as CFO of the Company.

There are no family relationships between Mr. Petkovich and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”).

Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Petkovich had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Item 7.01Regulation FD Disclosure
On November 24, 2020, the Company issued a press release regarding Mr. Petkovich’s appointment. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In accordance with general instruction B.2 to Form 8-K, the information set forth in Item 7.01 of this Form 8-K (including Exhibit 99.1) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing thereunder or under the Securities Act of 1933, as amended.

Item 9.01Financial Statements and Exhibits

(d)    Exhibits
10.1 Employment Agreement dated November 24, 2020 by and between Patrick Industries, Inc. and Jacob R. Petkovich

99.1 Press Release dated November 24, 2020

Exhibit 104 - Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: November 25, 2020	By:	/s/ James E. Rose
James E. Rose
Principal Accounting Officer